EXHIBIT 1

JOINT FILING AGREEMENT

TWIN RIVER WORLDWIDE HOLDINGS, INC.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2020.

APOLLO TWIN RIVER HOLDINGS, L.P.

By:	Apollo Advisors VII, L.P.,
its manager

	By:	Apollo Capital Management VII, LLC,
its general partner

		By:	/s/ James Elworth
			Name:	James Elworth
			Title:	Vice President

APOLLO ADVISORS VII, L.P.

By:	Apollo Capital Management VII, LLC,
its manager

	By:	/s/ James Elworth
		Name:	James Elworth
		Title:	Vice President

APOLLO CAPITAL MANAGEMENT VII, LLC

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

APOLLO PRINCIPAL HOLDINGS I, L.P.

By:	Apollo Principal Holdings I GP, LLC,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

APOLLO PRINCIPAL HOLDINGS I GP, LLC

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President